EXHIBIT 23.7


 CONSENT OF HOBERMAN, MILLER, GOLDSTEIN & LESSER, P.C., INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the ECI Telecom Ltd. Employee Share Incentive Plan 2002 of our report dated January 14, 2002, with respect to the special purpose standard parent company forms of Lightscape Networks, Inc. included in ECI Telecom Ltd.'s annual report on Form 20-F for the year ended December 31, 2001, filed with the Securities and Exchange Commission on June 28, 2002.

/s/ Hoberman, Miller, Goldstein & Lesser, CPA's, P.C.

February 28, 2003